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                                          AYP Capital, Inc.
                                          CONSOLIDATED BALANCE SHEET
                                          As of March 31, 1997



    Assets

    Property, plant, and equipment:
       At original cost                                    175,738,516
       Accumulated depreciation                             (1,332,000)
                                                           174,406,517
    Investments and other assets:
       Nonutility investments                                2,871,429
                                                             2,871,429
    Current assets:
       Cash and temporary cash investments                   6,634,565
       Accounts receivable:
          Electric service                                   4,635,269
          Other                                                190,316
        Accts. Receivable - Affiliates                          20,148
       Materials and supplies--at average cost:
          Operating and construction                         2,386,941
          Fuel                                               2,671,156
       Other                                                 4,661,105
                                                            21,199,501
    Deferred charges:
       Other                                                   339,368
                                                               339,368

              Total Assets                                 198,816,814

    Capitalization and Liabilities
    Capitalization:
       Common stock                                              1,000
       Other paid-in capital                                34,307,324
       Retained earnings                                    (6,703,840)
                                                            27,604,484
       Preferred stock:
       Long-term debt of subsidiaries                      160,000,000
       Long-term debt of subsidiaries                                0
                                                           187,604,484
    Current liabilities:
       Accounts payable - Affil.                             2,704,553
       Accounts payable - Other                              3,101,166
       Taxes accrued:
          Federal and state income                              49,022
          Other                                              1,085,050
       Interest accrued                                      1,777,867
       Payrolls Accrued                                              0
       Other                                                   522,227
                                                             9,239,884
    Deferred credits and other liabilities:
       Deferred income taxes                                 1,705,694
       Other                                                   266,752
                                                             1,972,446



                    Total Capitalization and Liabilities   198,816,814

                                          Unaudited